 Exhibit 4.3

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     THIS AMENDMENT NO. 2 (this “Amendment”), dated as of July 3, 2008, to the Rights Agreement, dated as of March 2, 1999, as amended on June 15, 2007 (the “Rights Agreement”) between Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”) and Continental Stock Transfer and Trust Company, a New York corporation (the “Rights Agent”).

R E C I T A L S

     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

     WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 thereof;

     WHEREAS, the Company, PNG Acquisition Company Inc., a Delaware corporation (“Parent”) and PNG Merger Sub Inc., a Pennsylvania corporation and wholly owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger, dated as of June 15, 2007 (as amended and supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub was to merge with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger;

     WHEREAS, the Company, Parent, Merger Sub, PNG Holdings LLC (“PNG Holdings”), FIG PNG Holdings LLC (“FIG PNG”), Fortress Investment Fund V (Fund A) L.P. (“FIF V (A)”), Fortress Investment Fund V (Fund D) L.P. (“FIF V (D)”), Fortress Investment Fund V (Fund E) L.P. (“FIF V (E)”), Fortress Investment Fund V (Fund B) L.P. (“FIF V (B)”), Fortress Investment Fund V (Fund C) L.P. (“FIF V (C)”), Fortress Investment Fund V (Fund F) L.P. (“FIF V (F)”) and, together with FIG PNG, FIF V (A), FIF V (D), FIF V (E), FIF V (B) and FIF V (C), “Fortress”), CB PNG Holdings LLC (“CB PNG”), Centerbridge Capital Partners, L.P. (“CB Capital Partners”), Centerbridge Capital Partners Strategic, L.P. (“CB Strategic”), Centerbridge Capital Partners, SBS, L.P. (“CB SBS” and, together with CB PNG, CB Capital Partners and CB Strategic, “Centerbridge”), have entered into a Termination and Settlement Agreement, dated as of July 3, 2008 (as amended and supplemented from time to time, the “Termination Agreement”), pursuant to which the Merger Agreement will be terminated and claims arising from the Merger Agreement will be settled;

     WHEREAS, the Company has entered into a Stock Purchase Agreement, dated as of July 3, 2008 (as amended and supplemented from time to time, the “Stock Purchase Agreement”) with the Purchasers named in Exhibit A of such Stock Purchase Agreement (each a “Purchaser” and, collectively, the “Purchasers”), pursuant to which the Purchasers will invest in shares of Series B Redeemable Preferred Stock of the Company (the “Preferred Stock”);

     WHEREAS, the Company, FIF V PFD LLC (“FIF V PFD”) and CB Capital Partners have entered into an Investor Rights Agreement, dated as of July 3, 2008 (as amended and supplemented from time to time, the “Investor Rights Agreement”), pursuant to which the Purchasers will have certain rights in connection with the Preferred Stock (the “Investor Rights Agreement”); and

     WHEREAS, the Board of Directors of the Company has approved the amendment of the Rights Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and herein, the parties hereto agree as follows:

A G R E E M E N T

     1.      Amendment of the Definition of “Acquiring Person.” Section 1.1 of the Rights Agreement is hereby amended by removing the final sentence in the section and replacing it with the following sentence:

“The foregoing or any provision to the contrary in this Agreement notwithstanding, none of Fortress Investment Group LLC (“FIG LLC”),
Centerbridge Partners, L.P. (“Centerbridge Partners”), PNG Acquisition
Company Inc. (“Parent”), PNG Merger Sub Inc. (“Merger Sub”), FIF V PFD
LLC (“FIF V PFD”), PNG Holdings LLC (“PNG Holdings”), FIG PNG Holdings
LLC (“FIG PNG”), Fortress Investment Fund V (Fund A) L.P. (“FIF V (A)”),
Fortress Investment Fund V (Fund D) L.P. (“FIF V (D)”), Fortress Investment
Fund V (Fund E) L.P. (“FIF V (E)”), Fortress Investment Fund V (Fund B) L.P.
(“FIF V (B)”), Fortress Investment Fund V (Fund C) L.P. (“FIF V (C)”), Fortress
Investment Fund V (Fund F) L.P. (“FIF V (F)” and, together with FIG LLC, FIF
V PFD, FIG PNG, FIF V (A), FIF V (D), FIF V (E), FIF V (B) and FIF V (C),
“Fortress”), CB PNG Holdings LLC (“CB PNG”), Centerbridge Capital Partners,
L.P. (“CB Capital Partners”), Centerbridge Capital Partners Strategic, L.P. (“CB
Strategic”), Centerbridge Capital Partners, SBS, L.P. (“CB SBS” and, together with Centerbridge Partners, CB PNG, CB Capital Partners and CB Strategic,
“Centerbridge”) is, nor are any of their Affiliates and Associates, nor shall any of
Fortress, Centerbridge, Parent, Merger Sub or PNG Holdings or their respective
Affiliates or Associates be deemed to be, an Acquiring Person to the extent each is a Beneficial Owner as result of (i) the approval, execution or delivery of that certain Stock Purchase Agreement, dated as of July 3, 2008 (as amended and supplemented from time to time, the “Stock Purchase Agreement”), between the
Company and the Purchasers named in Exhibit A to the Stock Purchase
Agreement (each a “Purchaser” and, collectively, the “Purchasers”), (ii) the purchase of Series B Redeemable Preferred Stock (“Series B Preferred”) pursuant to the terms of the Stock Purchase Agreement and the ownership of such Series B
Preferred (provided, however, that if any Purchaser, together with all Affiliates and Associates, shall become the Beneficial Owner of more of the Series B

Preferred than the amount set forth opposite the name of such Purchaser in Exhibit A to the Stock Purchase Agreement, then the amount of Series B Preferred beneficially owned by such Purchaser and all Affiliates and Associates shall be counted in the determination of whether such Purchaser is an “Acquiring Person”), (iii) the receipt of Common Shares from the Company upon a redemption of the Series B Preferred pursuant to the terms of the Statement with Respect to Shares of Series B Redeemable Preferred Stock of the Company (the “Statement with Respect to Shares”) and the ownership of such Common Shares (provided, however, that if any Purchaser, together with all Affiliates and Associates, shall become the Beneficial Owner of more of the Common Shares than the amount beneficially owned by such Purchaser prior to the date of any redemption plus the amount of Common Shares received upon such redemption, then the amount of Common Shares beneficially owned by such Purchaser and all Affiliates and Associates shall be counted in the determination of whether such Purchaser is an “Acquiring Person”) or (iv) the purchase of Common Shares pursuant to the terms of the Stock Purchase Agreement, dated December 26, 2007, by and between PNG Holdings and the sellers listed on Schedule I thereto and the ownership of such Common Shares.”

     2. Amendment of the Definition of “Adverse Person.” Section 11.1.1.4 of the Rights Agreement is hereby amended by removing the final sentence in the section and replacing it with the following sentence:

“The foregoing or any provision to the contrary in this Agreement notwithstanding, none of Fortress, Centerbridge, Parent, Merger Sub or PNG Holdings is, nor are any of their Affiliates and Associates, nor shall any of Fortress, Centerbridge, Parent, Merger Sub or PNG Holdings or their respective Affiliates or Associates be deemed to be, an Adverse Person to the extent each is a Beneficial Owner as result of (i) the approval, execution or delivery of the Stock Purchase Agreement, (ii) the purchase of Series B Preferred pursuant to the terms of the Stock Purchase Agreement and the ownership of such Series B Preferred (provided, however, that if any Purchaser, together with all Affiliates and Associates, shall become the Beneficial Owner of more of the Series B Preferred than the amount set forth opposite the name of such Purchaser in Exhibit A to the Stock Purchase Agreement, then the amount of Series B Preferred beneficially owned by such Purchaser and all Affiliates and Associates shall be counted in the determination of whether such Purchaser is an “Adverse Person”), (iii) the receipt of Common Shares from the Company upon a redemption of the Series B Preferred pursuant to the terms of the Statement with Respect to Shares and the ownership of such Common Shares (provided, however, that if any Purchaser, together with all Affiliates and Associates, shall become the Beneficial Owner of more of the Common Shares than the amount beneficially owned by such Purchaser prior to the date of any redemption plus the amount of Common Shares received upon such redemption, then the amount of Common Shares beneficially owned by such Purchaser and all Affiliates and Associates shall be counted in the determination of whether such Purchaser is an “Adverse Person”) or (iv) the purchase of Common Shares pursuant to the terms of the Stock Purchase Agreement, dated December

26, 2007, by and between PNG Holdings and the sellers listed on Schedule I thereto and the ownership of such Common Shares.”

     3.     Amendment of Section 20. Section 20 of the Rights Agreement is hereby amended by replacing Section 20.12 with the following sentence:

“The Rights Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Stock Purchase Agreement or any other agreement between or among the parties to the Stock Purchase Agreement, even though reference to the Stock Purchase Agreement may be made in this Amendment, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Amendment and in the Rights
Agreement.”

     4.      Amendment of Section 30. Section 30 of the Rights Agreement is hereby amended by replacing the final sentence of the section and replacing it with the following sentence:

“Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this
Agreement by virtue of (i) the approval, execution or delivery of the Stock
Purchase Agreement or any related agreements, (ii) the purchase of Series B
Preferred pursuant to the terms of the Stock Purchase Agreement, (iii) the consummation of any of the other transactions contemplated by the Stock
Purchase Agreement and related agreements or (iv) the public announcement of any of the foregoing.”

     5.      Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     6.      Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such commonwealth applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, capitalized terms used herein shall have the respective meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the
Company and the Rights Agent as of the day and year first written above.

PENN NATIONAL GAMING, INC.

By: /s/ Peter M. Carlino
Name: Peter M. Carlino
Title: Chairman and Chief Executive Officer

CONTINENTAL STOCK TRANSFER AND
TRUST COMPANY

By: /s/ John W. Comer, Jr
Name: John W. Comer, Jr
Title: Vice President